EXHIBIT 99.1

For Release at 4:00 PM EST on Tuesday, February 7, 2012

Kodiak Oil & Gas Corp. Provides Interim Corporate Update

DENVER -- February 7, 2012 /PRNewswire-FirstCall/ -- Kodiak Oil & Gas Corp. (NYSE: KOG), an oil and gas exploration and production company with primary assets in the Williston Basin of North Dakota, today provided an interim corporate update on recent drilling and completion activities.

Interim Drilling and Completion Operations Update
In conjunction with closing its latest acquisition in January 2012, the Company assumed its sixth operated rig.  All of Kodiak’s operated drilling rigs are presently drilling ahead on wells in North Dakota, with one rig in Dunn County, two rigs in southern Williams County and three rigs in McKenzie County.  Furthermore, the Company has an approximate 50% working interest in lands being drilled by two non-operated drilling rigs as part of its Dunn County Area of Mutual Interest (AMI).

The Company has entered into a contract for a seventh operated rig, a new build rig, which is scheduled for second quarter 2012 delivery.  As the year progresses, Kodiak plans to operate one to three rigs in Dunn County, two to three rigs in McKenzie County and three to four rigs in Williams County.  The 2012 to 2013 drilling program is designed so that Kodiak is positioned to have nearly all of its acreage held by production by mid-2013, eliminating leasehold expiry across much of its 155,000 net acre position in the Williston Basin.

Effective January 1, 2012, Kodiak assumed control of a 24-hour dedicated completion crew.  The two-year agreement is expected to allow for continuous and timely completion operations.  To accommodate an expanded well completion schedule from the October 2011 and January 2012 acquisitions, a second completion crew was recently secured on an “as-needed” basis for work beginning in mid-February 2012.

Between the Company’s operations update in mid-October 2011 and January 2012, Kodiak completed eight gross (4.7 net) operated wells.  In addition to its operated wells, the Company participated in the completion of four gross (1.9 net) non-operated wells under its Dunn County AMI.  Initial production results from the wells, where available, are included in the table below.

Kodiak currently has 13 gross (11.0 net) operated wells that have been drilled and are being completed or waiting to commence completion operations.  Three of these wells are on multi-well pads where all of the drilling has not been completed.  Drilling activity by the AMI partner continues with two gross (1.0 net) wells drilled and waiting on completion.  Non-operated drilling and completion activities within the AMI are expected to continue throughout 2012.

Workover activity has commenced to remediate the first of the mechanical liner issues that were recently experienced.  Completion of these wells is expected to commence during late first quarter 2012 and continue based upon results.  The Company has discontinued utilization of the completion systems that resulted in the mechanical issues.  Kodiak expects the new completion systems to materially eliminate the previously experienced issues.

Kodiak-Operated Wells Completed Q4 / January 2012
		WI/ NRI (%)		Length of Lateral	IP 24-hour Test (BOE/d)			Frac Stages	Choke Size "		Cumulative Production
Well Name	County		Formation		BOPD	MMcfe/d	BOE/d			PSI	BOE	Days
Koala 2-25-36-16H3	McKenzie	94/75	Three Forks	7,514'	2,227	3.71	2,844	25	33/64	1,900	33,463	30
SC 2-8-17-14H3	Dunn	50/42	Three Forks	9,354'	2,303	2.26	2,680	28	24/64	2,200	–	–
CE 15-22-15-4H	Dunn	56/45	Bakken	8,742'	609	0.20	645	25	22/64	1,100	31,618	60
CE 15-22-15-3H3	Dunn	56/45	Three Forks	8,186'	553	0.10	580	29	24/64	1,200	33,937	60
Mildred 94 #1H	Williams	45/35	Bakken	10,041'	1,204	1.15	1,396	20	31/64	1,400	14,894	30
State 1621 #1H	Williams	36/28	Bakken	8,926'	1,415	1.46	1,658	20	31/64	1,200	15,763	30
Long 112-1H	Williams	73/56	Bakken	9,583'	1,706	1.63	1,978	30	29/64	2,400	5,360	5
King 3-8H	Williams	58/47	Bakken	7,620'	1,349	1.95	1,673	25	28/64	2,200	–	–

Non-Operated Wells Completed Q4 / January 2012 in AMI Dunn County
		WI/ NRI (%)		Length of Lateral	IP 24-hour Test (BOE/d)			Frac Stages	Choke Size "
Well Name	County		Formation		BOPD	MMcfe/d	BOE/d			PSI
FBIR Smith 11X-10	Dunn	50/41	Bakken	9,825'	2,331	2.33	2,720	30	18/64	2,400
FBIR Darcie 34X-14	Dunn	44/36	Bakken	9,500'*	Well completed but still listed as confidential
FBIR WalterPacksWolf 31X-12	Dunn	50/41	Bakken	9,700'*	Well completed but still listed as confidential
FBIR YellowWolf 21X-10	Dunn	50/41	Bakken	9,700'*	Well completed but still listed as confidential
FBIR IronWoman 21X-10	Dunn	50/41	Bakken	9,612'	Well completed but still listed as confidential

*Lateral estimates based on final drilling reports from operator

Management Comment
Commenting on ongoing operations, Kodiak’s Chairman and CEO Lynn A. Peterson said:  “We continue to integrate the recently acquired properties and have allocated drilling rigs in three geographic areas where we plan to focus our drilling program during 2012.  With our drilling program, we believe we can readily hold nearly all of our leasehold by production in early 2013, generating a multi-year development program.  With our additional workover rigs secured in January, we have returned most of the acquired wells to production and can stay ahead of our completion schedule. Our full-time dedicated completion crew, along with the additional part time crews, allows us to work through our inventory of high-working-interest wells waiting on completion.

“The completion table indicates lower-than-usual initial rates on our Charging Eagle wells.  We attribute this anomaly to an all-sliding-sleeves completion and the resulting well bore restrictions during flow-back, combined with a delayed delivery in the coil tubing unit required to drill out plugs.  Several weeks after initial completions operations were concluded, the wells were cleaned out and have returned to expected production rates.  Our team made great strides in January on both new drilling and completion activities as well as in routine maintenance operations.  With mild winter conditions in North Dakota, all operations are running efficiently allowing Kodiak to best execute on our 2012 program.”

Updated Corporate Presentation
In advance of Kodiak’s participation in the Credit Suisse Energy Summit 2012, the Company expects to post to its website an updated corporate presentation after the close of trading on February 7, 2012.  Please visit www.kodiakog.com to access the updated presentation materials.

About Kodiak Oil & Gas Corp.
Denver-based Kodiak Oil & Gas Corp. is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas in the Williston and Green River Basins in the U.S. Rocky Mountains.  For further information, please visit www.kodiakog.com.  The Company’s common shares are listed for trading on the New York Stock Exchange under the symbol: “KOG.”

Forward-Looking Statements
This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects," "plans," "anticipates," "believes," "intends," "estimates," projects," "potential" and similar expressions, or that events or conditions "will," "would," "may," "could" or "should" occur. Forward-looking statements in this document include statements regarding the Company’s expectations as to: exploration and development plans; drilling plans, including the timing of drilling commencement and drilling completion of our wells, and the manner and stages in which wells are expected to be drilled; timeline for holding the Company’s acreage by production; expectations regarding the remediation of mechanical issues; the potential for improvement in the timing of completion activities as a result of a dedicated fracture stimulation team; the number, mobilization, intended use and current planned future location of our rigs and the timing of the delivery of the seventh drilling rig; production estimates; and expectations regarding our ability to execute our 2012 program. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company's oil and gas production, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission.

For further information, please contact:
Mr. Lynn A. Peterson, CEO and President, Kodiak Oil & Gas Corp. +1-303-592-8075
Mr. David P. Charles, Sierra Partners LLC +1-303-757-2510 x11